SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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CEDAR REALTY TRUST, INC.

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CEDAR REALTY TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 3, 2016

Supplemental Information Regarding

Proposal 2 — Advisory (Non-Binding) Vote on Executive Compensation

April 21, 2016

Dear Stockholder of Cedar Realty Trust, Inc.:

By now, you have likely received our annual proxy statement as well as the reports by proxy advisory firms, including Institutional Shareholder Services (ISS), providing recommendations to stockholders on how to vote on the matters presented at our annual meeting, including the advisory vote on our executive compensation program (or “say on pay”). The Notice of Meeting, Proxy Statement and Proxy Card are available at www.cedarrealtytrust.com.

We are pleased that ISS has recommended that stockholders vote FOR the election of all our nominated directors and FOR ratification of Ernst & Young LLP as our independent auditors. Due to expressed concern with provisions in our named executive officer employment agreements that provide for cash severance awards to an executive who voluntarily terminates his or her employment following a change in control (known as a “modified single trigger”), ISS recommended that stockholders vote against our “say on pay” proposal.

Our Board of Directors and management sincerely appreciate the constructive feedback we have received from our stockholders on this matter. We are pleased to report that, with support of the Compensation Committee of our Board of Directors, we intend to modify our senior executive employment agreements to eliminate the “modified single trigger” for cash severance upon a change in control and replace it with a “double trigger”. This means that an executive must be terminated without “cause”, or have resigned for “good reason” (each as defined in the relevant employment agreement) following a change in control before cash severance would be payable by the Company. These changes will be addressed by the Compensation Committee at its next regularly scheduled meeting to be held in May 2016, following which the relevant employment agreements will be amended accordingly and submitted to the Board of Directors for approval, expected at the Board’s regularly scheduled second quarter 2016 meeting. We expect to file a Current Report on Form 8-K disclosing the amended employment agreements promptly after the agreements have been modified and approved.

For the reasons set forth above and in the annual proxy statement, our Board of Directors unanimously recommends that you vote “FOR” our “say on pay” proposal (Proposal 2).

Your vote is important and we welcome the opportunity to speak with you. Please contact Adina G. Storch, Esq., General Counsel & Corporate Secretary, at (516) 944-4583 or astorch@cdrrt.com with any further questions or comments.